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                                   EXHIBIT 20

                               FERRO CORPORATION


                          Consolidated Balance Sheets
             As of June 30, 1995 (Unaudited) and December 31, 1994

                       Consolidated Statements of Income
                       For the Three and Six Months Ended
                       June 30, 1995 and 1994 (Unaudited)

                     Consolidated Statements of Cash Flows
                       For the Three and Six Months Ended
                       June 30, 1995 and 1994 (Unaudited)





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

CONSOLIDATED BALANCE SHEET
FERRO CORPORATION AND SUBSIDIARIES
JUNE 30, 1995 AND DECEMBER 31, 1994

                                                                              (Dollars in Thousands)
                                                                         (Unaudited)          (Audited)
                                                                             1995                 1994
                                                                         ------------         ------------
ASSETS

Current Assets:
   Cash                                                                      $31,277              $19,822
   Marketable Securities                                                      49,984                    -
   Net Receivables                                                           234,153              217,889
   Inventories                                                               168,230              142,133
   Other Current Assets                                                       33,313               35,571
                                                                            --------             --------

     Total Current Assets                                                   $516,957             $415,415

Investments in Affiliated Companies                                            8,976                8,923
Unamortized Excess of Cost Over Net Assets Acquired                           50,508               50,629
Other Assets                                                                  36,793               37,820
Net Plant & Equipment                                                        305,074              288,589
                                                                            --------             --------
                                                                            $918,308             $801,376
                                                                            ========             ========

LIABILITIES

Current Liabilities:
   Notes and Loans Payable                                                  $ 27,622             $ 18,752
   Accounts Payable, Trade                                                   126,866              120,308
   Income Taxes                                                               15,442                8,553
   Accrued Payrolls                                                           19,462               15,553
   Accrued Expenses and Other Current Liabilities                             72,714               65,170
                                                                            --------             --------

     Total Current Liabilities                                              $262,106             $228,336

Long-Term Debt                                                               130,638               77,611
ESOP Loan Guarantee                                                           33,970               37,503
Deferred Income Taxes                                                         17,712               17,309
Postretirement Liabilities                                                    43,482               42,076
Other Liabilities                                                             33,255               31,797
Shareholders' Equity                                                         397,145              366,744
                                                                            --------             --------
                                                                            $918,308             $801,376
                                                                            ========             ========

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
CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES

                                                      Three Months Ended                    Six Months Ended
                                                               June 30                             June 30
                                                   (Unaudited)     (Unaudited)          (Unaudited)    (Unaudited)
(Dollars in Thousands)                                 1995            1994                 1995           1994
-------------------------------------------------------------------------------------------------------------------
Segment Sales
   Coatings, Colors, and Ceramics                      $201,311        $177,539           $404,130        $343,340
   Plastics                                              71,344          66,787            146,822         132,470
   Chemicals                                             61,356          55,899            126,006         107,739
                                                      ---------       ---------          ---------       ---------
Total Net Sales                                        $334,011        $300,225           $676,958        $583,549

Cost of Sales                                           250,711         224,030            507,926         436,412
Selling, Administrative and General Expenses             55,883          53,157            116,618         103,661
                                                      ---------       ---------          ---------       ---------
   Operating Income                                      27,417          23,038             52,414          43,476

Interest Expense                                          3,591           2,986              6,667           5,853
Net Foreign Currency (Gain) Loss                            268             391                411             735
Other (Income) Expense - Net                               (542)            272               (167)           (721)
                                                     -----------     ----------        ------------    ------------
   Income Before Taxes                                   24,100          19,389             45,503          37,609
Taxes on Income                                           9,442           7,423             17,749          14,319
                                                      ---------       ---------         ----------      ----------

Net Income                                               14,658          11,966             27,754          23,290

Dividend on Preferred Stock, Net of Tax                     913             894              1,824           1,780
                                                      ---------       ---------          ---------       ---------

Net Income Available to Common Shareholders            $ 13,745        $ 11,072           $ 25,930        $ 21,510
                                                       ========        ========           ========        ========

Per Common Share Data:
   Primary Earnings                                       $0.49           $0.38              $0.92           $0.73
   Fully Diluted Earnings                                 $0.46           $0.36              $0.88           $0.70

Shares Outstanding:
   Average Outstanding                               28,085,214      28,969,544         28,035,596      29,290,182
   Average Fully Diluted                             30,503,142      31,430,797         30,460,848      31,757,519
   Actual End of Period                              27,852,171      28,472,205         27,852,171      28,472,205

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


Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                                    Three Months Ended                      Six Months Ended
                                                                          June  30                              June 30
                                                                (Unaudited)     (Unaudited)              (Unaudited)    (Unaudited)
(Dollars in Thousands)                                              1995           1994                     1995            1994

Net Cash Provided from Operating Activities                         $18,306         $16,373                $38,356         $35,155

Cash Flow from Investing Activities:
     Investment in Marketable Securities                            (49,984)         22,139                (49,984)         17,715
     Capital Expenditures for Plant and Equipment                   (12,302)        (17,564)               (25,842)        (28,763)
     Acquisition of Companies,  net of cash acquired                      0          (8,796)                     0          (8,796)
     Proceeds From Divestitures                                           0               0                    928           3,156
     Other Investing Activities                                         455           1,832                  1,105           2,305
Net Cash (Used for) Provided by Investing Activities                (61,831)         (2,389)               (73,793)        (14,383)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines                 2,278           3,249                  8,526             693
     Proceeds from Long-Term Debt                                    49,322               0                 49,322               0
     Purchase of Treasury Stock                                        (248)        (19,975)                  (836)        (20,237)
     Cash Dividend Paid                                              (4,889)         (5,028)                (9,785)        (10,130)
     Other Financing Activities                                        (268)            (57)                  (122)          1,184
Net Cash (Used for) Provided by Financing Activities                 46,195         (21,811)                47,105         (28,490)
Effect of Exchange Rate Changes on Cash                                (123)            770                   (213)            923
Increase (Decrease) in Cash and Cash Equivalents                      2,547          (7,057)                11,455          (6,795)
Cash and Cash Equivalents at Beginning of Period                     28,730          25,378                 19,822          25,116
Cash and Cash Equivalents at End of Period                          $31,277         $18,321                $31,277         $18,321
Cash Paid During the Period for:
     Interest                                                        $5,340          $4,986                 $6,194          $5,702
     Income Taxes                                                   $10,528          $7,756                $14,322         $11,132